EXHIBIT 10.01

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of March 15, 2007, by and among AVÍCOLA PILGRIM’S PRIDE DE MÉXICO, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of the United Mexican States (the “Borrower”), PILGRIM’S PRIDE CORPORATION, a Delaware corporation (the “Parent”), CERTAIN SUBSIDIARIES OF THE BORROWER FROM TIME TO TIME PARTIES HERETO, as Guarantors, the several banks and other financial institutions from time to time parties hereto, as Lenders (as such term is hereinafter defined), and ING CAPITAL LLC, as lead arranger and as administrative agent for the Lenders hereunder.

WHEREAS, the Borrower, the Parent, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of September 25, 2006 (as in effect on the date hereof, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said Lenders to the Borrower;

WHEREAS, the Borrower desires to repay all outstanding Dollar Revolving Loans pursuant to Section 2.4(a)(ii) of the Credit Agreement and convert all of the unused Revolving Loan Commitment consisting of Dollar Revolving Loans to Peso Revolving Loans pursuant to Section 2.1(d) of the Credit Agreement; and

WHEREAS, the Parent, the Borrower, the Guarantors, the Lenders and the Administrative Agent wish to modify the Credit Agreement in certain respects pursuant to this Amendment, effective as of the First Amendment Effective Date.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

ARTICLE I.

Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein.

ARTICLE II.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Article V below, the Credit Agreement shall be amended as follows:

2.01 Addition of Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in their appropriate alphabetical order:

“‘First Amendment Effective Date’ means March 15, 2007.”

“‘Dollar Revolving Loan Commitment’ means the Dollar portion of the Revolving Loan Commitment.”

“‘BMO Credit Agreement’ shall mean that certain Fourth Amended and Restated Secured Credit Agreement, dated as of February 8, 2007, by and among Parent, To-Ricos Ltd., a Bermuda company, To-Ricos Distribution Ltd., a Bermuda company, Bank of Montreal, as Agent and the lenders from time to time party thereto, as Lenders as amended, modified or supplemented from time to time.”

“‘Peso Revolving Loan Commitment’ means the Peso portion of the Revolving Loan Commitment.”

2.02 Amended Definitions. The following definitions contained in Section 1.1 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

‘“Applicable Margin’ shall mean the percentage determined based on the Parent Consolidated Leverage Ratio as set forth in the table below:

Parent Consolidated Leverage Ratio	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans	Applicable Margin for Peso Revolving Loans
>0.60:1:00	2.125%	0.375%	1.925%
<0.60:1:00 >0.55:1.00	1.875%	0.375%	1.675%
<0.55:1:00 >0.50:1.00	1.625%	0.375%	1.425%
<0.50:1:00 >0.45:1.00	1.375%	0.375%	1.175%
<0.45:1.00	1.125%	0.375%	0.925%

; provided that changes in the Applicable Margin resulting from changes in the Parent Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements and a Compliance Certificate are delivered to the Administrative Agent pursuant to Section 5.2 and shall remain in effect until the next change to be effected pursuant to this paragraph. Each determination of the Parent Consolidated Leverage Ratio for the purposes of determining the Applicable Margin shall be made in a manner consistent with the determination thereof pursuant to Section 6.1. Notwithstanding anything set forth above, if, after the First Amendment Effective Date, (i) the BMO Credit Agreement is amended, modified or supplemented such that the interest rates and/or the levels of the pricing grid therein are modified, the Applicable Margins hereunder shall be modified such that the Applicable Margins are the same as set forth in the BMO Credit Agreement, plus 0.375% for each level of the pricing grid and the Applicable Margin for Peso Revolving Loans shall be 0.20% less than the Applicable Margin for LIBOR Loans referenced in the pricing grid set forth above (after giving effect to any amendment to the interest rate in the BMO Credit Agreement) or (ii) if the BMO Credit Agreement is terminated, the Applicable Margins hereunder shall be modified (if necessary) such that the Applicable Margins are the same as set forth in the BMO Credit Agreement in effect immediately prior to such termination, plus 0.375% for each level of the pricing grid and the Applicable Margin for Peso Revolving Loans shall be 0.20% less than the Applicable Margin for LIBOR Loans referenced in the pricing grid set forth above (after giving effect to the BMO Credit Agreement in effect immediately prior to such termination).

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“‘Eligible Assignee’ shall mean with respect to any assignments by the Lenders, (i) a Mexican Financial Institution, (ii) unless such registration with Hacienda no longer enables them to have a reduced withholding tax: (A) a financial institution registered with Hacienda for purposes of Section I of Article 195 or Section II of Article 196 of the Mexican Income Tax Law (or any successor or replacement thereof), or (B) a Person so registered with Hacienda that is primarily engaged in the business of commercial banking and that is: (1) a Subsidiary of a Lender, (2) a Subsidiary of a Person of which a Lender is a Subsidiary or (3) a Person of which a Lender is a Subsidiary; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any Guarantor or any of the Borrower’s or such Guarantor’s Affiliates or Subsidiaries. In any event, an Eligible Assignee shall be headquartered in Mexico or a country that has a treaty with Mexico for the prevention of double taxation that provides for withholding at a rate equal to or lower than that applicable to the relevant assigning Lender.”

“‘Indenture’ shall mean, collectively, (i) that certain Indenture, dated August 9, 2001 by and between Parent and JPMorgan Chase Bank, as Trustee, as amended, modified or supplemented from time to time, (ii) that certain Subordinated Indenture, dated as of November 21, 2003, by and between Parent and The Bank of New York, as Trustee, as amended, modified or supplemented from time to time, (iii) that certain Indenture, dated as of January 24, 2007 by and between Parent and Wells Fargo Bank, National Association, as Trustee, as modified by that certain First Supplemental Indenture, dated as of January 24, 2007, by and between Parent and Wells Fargo Bank, National Association, as Trustee, as amended, modified or supplemented from time to time, in connection with Parent’s 7 5/8% Senior Notes due May 1, 2015 and (iv) that certain Indenture, dated as of January 24, 2007 by and between Parent and Wells Fargo Bank, National Association, as Trustee, as modified by that certain First Supplemental Indenture, dated as of January 24, 2007, by and between Parent and Wells Fargo Bank, National Association, as Trustee, as amended, modified or supplemented from time to time in connection with Parent’s 8 3/8% Senior Subordinated Notes due May 1, 2017.”

“‘Parent Consolidated Leverage Ratio’ shall mean, as at any date of determination, the ratio of (a) Debt (as defined in the BMO Credit Agreement) (other than Debt consisting of reimbursement and other obligations with respect to undrawn letters of credit) minus the aggregate principal amount of all cash and Cash Equivalents (as defined in the BMO Credit Agreement) reflected on the Parent’s consolidated balance sheet for the period most recently ended that is not restricted to secure the payment of off-balance sheet liabilities of Parent or any Subsidiary to (b) the sum of (a) above plus Consolidated Net Worth (as defined in the BMO Credit Agreement) of Parent.”

‘Pledgors’ shall mean each of (i) POPPSA 4, LLC, in its own capacity and as successor by merger to POPPSA 3, LLC, (ii) Pilgrim´s Pride, S. de R.L. de C.V., (iii) Incubadora Hidalgo, S. de R.L. de C.V., (iii) Grupo Pilgrim´s Pride Funding Holdings, S de R.L. de C.V., (iv) Carnes y Productos Avícolas de México, S de R.L. de C.V. and (v) any Successor Person to a Pledgor that becomes bound by a Pledge Agreement pursuant to Section 5.12.

‘Revolving Loan Commitment’ shall mean, as to any Lender, its obligation to make Revolving Loans to the Borrower in an aggregate amount (reflected in Dollars or Pesos, or both) not to exceed at any one time outstanding the amount set forth opposite such Lender’s name in Schedule 1.1(a) under the heading “Revolving Loan Commitment”, or, in the case of any Lender

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that is an Assignee, the amount (reflected in Dollars or Pesos, or both) of the assigning Lender’s Revolving Loan Commitment assigned to such Assignee pursuant to Section 10.9, or, as such amounts may be adjusted after a full or partial conversion of Revolving Loan Commitments from Dollars to Pesos (or Pesos to Dollars) pursuant to Section 2.1(d) (in each case as such amount may be adjusted from time to time as provided herein); collectively, as to all the Lenders the “Revolving Loan Commitments.” The aggregate principal amount of the Revolving Loan Commitments on the First Amendment Effective Date is $50,000,000.

2.03 Deleted Definitions. The definitions of “Excess Cash Flow”, “Harris Credit Agreement”, “Prepayment Event”, “Reducing Revolver Portion of the Revolving Loan Commitment”, and “Reinvestment Prepayment Date” contained in Section 1.1 of the Credit Agreement are hereby deleted in their entirety.

2.04 Amendment to Section 2.1(b). The first sentence of Section 2.1(b) of the Credit Agreement shall be and hereby is amended and restated and replaced in its entirety with the following:

“Subject to the terms and conditions hereof, each Lender severally agrees to make, during the Commitment Period, revolving loans to Borrower in Dollars (the “Dollar Revolving Loans”) or Pesos (the “Peso Revolving Loans”) (at the Exchange Rate), in an aggregate principal amount not to exceed the Revolving Loan Commitment of such Lender, as Borrower may select; provided, that each Lender’s Revolving Loan Commitment as in effect at any time shall be capable of being converted by Borrower under Section 2.1(d) hereof to a Dollar Revolving Loan Commitment or a Peso Revolving Loan Commitment, or vice versa, as applicable, after giving effect to any currency fluctuations and the Exchange Rate. All Dollar Revolving Loans shall be repaid in Dollars and all Peso Revolving Loans shall be repaid in Pesos.”

2.05 Amendment to Section 2.1(d). Section 2.1(d) of the Credit Agreement shall be and hereby is amended and restated and replaced in its entirety with the following:

“(d) Provided no Default or Event of Default then exists, Borrower may agree with all Lenders to convert any or all of the unused Revolving Loan Commitment of such Lenders from Dollar Revolving Loan Commitments to Peso Revolving Loan Commitments (or Peso Revolving Loan Commitments to Dollar Revolving Loan Commitments) at the Peso Equivalent (or Dollar Equivalent, respectively); provided, however, the total Revolving Loan Commitments after giving effect to such conversion shall not exceed the original Revolving Loan Commitment on the First Amendment Effective Date. In order to effectuate the foregoing, not later than thirty (30) days prior to the Final Maturity Date, the Borrower shall deliver, from time to time, to the Administrative Agent a written notice (acknowledged by any agreeing Lender) (the “Commitment Transfer Request Notice”) requesting a transfer of all or a portion of such Lender’s Revolving Loan Commitment, provided, that, the Borrower may not submit more than five (5) Commitment Transfer Request Notices each year. On the date of such transfer, Borrower shall execute a new Note to the applicable Lender(s) reflecting the new Revolving Loan Commitment from Dollar Revolving Loan Commitments to Peso Revolving Loan Commitments (or Peso Revolving Loan Commitments to Dollar Revolving Loan Commitments), as applicable. The Revolving Loan Commitments (and resulting percentages of all Lenders) shall be automatically adjusted for such conversion.”

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2.06 Amendment to Section 2.3. Section 2.3 of the Credit Agreement is hereby amended and restated and replaced in its entirety with the following:

“Section 2.3 [Intentionally Omitted.]”

2.07 Amendment to Section 2.4(b). Section 2.4(b) of the Credit Agreement is hereby amended and restated and replaced in its entirety with the following:

“Section 2.4(b) [Intentionally Omitted.]”

2.08 Amendment to Section 6.1(c). Section 6.1(c) of the Credit Agreement shall be and hereby is amended and restated and replaced in its entirety with the following:

“(c) Consolidated Tangible Net Worth. Permit its Consolidated Tangible Net Worth to be less than P$1,575,000,000, increasing (a) on the last day of each fiscal year of the Borrower by (i) an amount equal to the inflation for such fiscal year of Borrower in Mexico (as published by Banco de Mexico) (starting with the 2008 fiscal year of Borrower), plus (ii) an amount equal to 50% of the Consolidated Net Income (but not less than zero) for such fiscal year of Borrower, and (b) on the date the Borrower and any of its Subsidiaries issues any Equity Interests of the Borrower or its Subsidiaries by an amount equal to 100% of the cash and Temporary Cash Equivalents proceeds received by or for the Borrower’s or its Subsidiaries’ account, net of reasonable legal, underwriting, and other fees and expenses incurred as a direct result thereof.”

2.09 Amendment to Section 6.8(g). Section 6.8(g) of the Credit Agreement shall be and hereby is amended and restated and replaced in its entirety with the following:

“(g) other Indebtedness in an aggregate principal amount not exceeding US$25,000,000.”

2.10 Amendment to Section 10.12. Section 10.12 of the Credit Agreement shall be and hereby is amended and restated and replaced in its entirety with the following:

“GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.”

2.11 Amendment to Schedule 1.1(a). Schedule 1.1(a) of the Credit Agreement shall be and hereby is amended and restated and replaced in its entirety Schedule 1.1(a) attached hereto.

2.12 Amendment to Schedule 10.6. Schedule 10.6 of the Credit Agreement shall be and hereby is amended and restated and replaced in its entirety Schedule 10.6 attached hereto.

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2.13 Addition of Section 5.16. The following shall be added as Section 5.16 of the Credit Agreement:

“Section 5.16 Pledge Agreement. With respect to the merger of POPPSA 3, LLC and POPPSA 4, LLC, within in 5 Business Days thereof, POPPSA 4, LLC shall ratify the Pledge Agreement made by POPPSA 3, LLC and include a notation on its books and records that the stock pledged by POPPSA 3, LLC is now pledged by POPPSA 4, LLC.”

ARTICLE III.

Section 3. No Waiver. Nothing contained in this Amendment shall be construed as a waiver by Administrative Agent or any Lender of any covenant or provision of the Credit Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between any Loan Party and Administrative Agent and any Lender, and the failure of Administrative Agent or Lenders at any time or times hereafter to require strict performance by any Loan Party of any provision thereof shall not waive, affect or diminish any rights of Administrative Agent or Lenders to thereafter demand strict compliance therewith. Administrative Agent and Lenders hereby reserve all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument between any Loan Party and Administrative Agent or any Lender.

ARTICLE IV.

Section 4. Representations and Warranties, Ratifications. Each Loan Party represents and warrants to the Lenders that (a) the execution, delivery and performance of this Amendment has been authorized by all requisite corporate action on the part of each Loan Party and will not violate the certificate/articles of incorporation or bylaws of such Loan Party; (b) each officer executing this Amendment on behalf of each Loan Party has been authorized to do so by resolutions duly adopted by the board of directors of such Loan Party, and such resolutions have not been modified or revoked since the date of adoption; (c) the representations and warranties set forth in Article IV of the Credit Agreement are true and complete on the date hereof (unless otherwise disclosed by the Borrower to the Administrative Agent prior to the date hereof) and as if made on and as of the date hereof (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) as if each reference in said Article IV to “this Agreement” included reference to this Amendment; (d) all of the obligations of each Loan Party to the Lenders including, without limitation, the obligation to pay the Revolving Loans and all other amounts due to the Lenders under the Loan Documents are due to Lenders without setoff, recoupment, defense or counterclaim, in law or in equity, of any nature or kind; (e) no Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing, and (f) each Loan Party is in full compliance with all other covenants and agreements contained in the Credit Agreement and the other Loan Documents to which it is a party, as amended hereby. Each of the Loan Parties hereby reaffirms, ratifies, confirms and approves its obligations and duties under the Loan Documents and hereby reaffirms, ratifies and confirms the liens, security interests and mortgages granted to the Administrative Agent, for the ratable benefit of the Lenders, pursuant to the Credit agreement and the Pledge Agreements.

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ARTICLE V.

Section 5. Conditions Precedent. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

5.01 Execution by All Parties. This Amendment shall have been executed and delivered by each of the parties hereto.

5.02 Payment of Expenses. Payment by Borrower to the Administrative Agent of all fees, costs, and expenses owed to and/or incurred by the Loan Parties in connection with the Amendment and Credit Agreement.

ARTICLE VI.

Section 6. General Release. Each of the Loan Parties hereby releases and discharges Administrative Agent, each Lender, each affiliate of Administrative Agent and/or any Lender, and each director, officer, employee, agent or representative of Administrative Agent and/or any Lender (collectively, the “Released Persons”), from any and all claims, demands, proceedings, causes of action, orders, obligations, Liens and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which any Loan Party now has, has ever had, or may hereafter have, against any Released Person on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the date of this Amendment relating to, arising out of, or in connection with, the Credit Agreement or the transactions contemplated thereby.

ARTICLE VII.

Section 7. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same mandatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to the choice of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law) thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

AVÍCOLA PILGRIM’S PRIDE DE MÉXICO, S. de R.L. de C.V. a Sociedad de Responsabilidad Limitada de Capital Variable

By:	/s/ Richard A. Cogdill
Name	Richard A. Cogdill
Title:	Attorney-in-Fact

PILGRIM’S PRIDE CORPORATION, a Delaware corporation

By:	/s/ Richard A. Cogdill
Name	Richard A. Cogdill
Title:	CFO, Secretary and Treasurer

INCUBADORA HIDALGO, S. de R.L. de C.V. a Sociedad de Responsabilidad Limitada de Capital Variable

By:	/s/ Richard A. Cogdill
Name	Richard A. Cogdill
Title:	Attorney-in-Fact

PILGRIM’S PRIDE, S. de R.L. de C.V. a Sociedad de Responsabilidad Limitada de Capital Variable

By:	/s/ Richard A. Cogdill
Name	Richard A. Cogdill
Title:	Attorney-in-Fact

INMOBLIARIA AVÍCOLA PILGRIM’S PRIDE, S. de R.L. de C.V. a Sociedad de Responsabilidad Limitada de Capital Variable

By:	/s/ Richard A. Cogdill
Name	Richard A. Cogdill
Title:	Attorney-in-Fact

SERVICIOS ADMINISTRATIVOS PILGRIM’S PRIDE, S. de R.L. de C.V. a Sociedad de Responsabilidad Limitada de Capital Variable

By:	/s/ Richard A. Cogdill
Name	Richard A. Cogdill
Title:	Attorney-in-Fact

GRUPO PILGRIM’S PRIDE FUNDING HOLDINGS, S. de R.L. de C.V. a Sociedad de Responsabilidad Limitada de Capital Variable

By:	/s/ Richard A. Cogdill
Name	Richard A. Cogdill
Title:	Attorney-in-Fact

COMERCIALIZADORA DE CARNES DE MÉXICO, S. de R.L. de C.V. a Sociedad de Responsabilidad Limitada de Capital Variable

By:	/s/ Richard A. Cogdill
Name	Richard A. Cogdill
Title:	Attorney-in-Fact

GRUPO PILGRIM’S PRIDE FUNDING, S. de R.L. de C.V. a Sociedad de Responsabilidad Limitada de Capital Variable

By:	/s/ Richard A. Cogdill
Name	Richard A. Cogdill
Title:	Attorney-in-Fact

OPERADORA DE PRODUCTOS AVÍCOLAS, S. de R.L. de C.V. a Sociedad de Responsabilidad Limitada de Capital Variable

By:	/s/ Richard A. Cogdill
Name	Richard A. Cogdill
Title:	Attorney-in-Fact

CARNES Y PRODUCTOS AVICOLAS de MEXICO, S. de R.L. de C.V. a Sociedad de Responsabilidad Limitada de Capital Variable

By:	/s/ Richard A. Cogdill
Name	Richard A. Cogdill
Title:	Attorney-in-Fact

ING CAPITAL LLC, as Administrative Agent and Sole Lead Arranger

By:	/s/ Lina A. Garcia
Name:	Lina A. Garcia
Title:	Vice President

ING BANK (MÉXICO), S.A. INSTITUCIÓN DE BANCA MÚLTIPLE, ING GRUPO FINANCIERO, .as Lender

By:	/s/ Edgar Trueba Paz y Puente
Name:
Title:

BANK OF AMERICA N.A., as Lender

By:	/s/ Orlando Loera
Name:	Orlando Loera
Title:	Attorney-in-Fact

BANK OF AMERICA MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BANK OF AMERICA, as Lender

By:	/s/ Orlando Loera
Name:	Orlando Loera
Title:	Attorney-in-Fact

BBVA BANCOMER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BBVA BANCOMER,
as Lender

By:	/s/ Gustavo Torres Bueno
Name:	Gustavo Torres Bueno
Title:	Director

By:	/s/ Eduardo Valencia Hitte
Name:	Eduardo Valencia Hitte
Title:	Director

Schedule 1.1(a)

Revolving Loan Commitment

Lender	Commitment in Dollars[1]	Commitment in Pesos
ING BANK (MÉXICO), S.A. INSTITUCIÓN DE BANCA MÚLTIPLE, ING GRUPO FINANCIERO	$0.00	P$300,112,236

BANK OF AMERICA N.A AND BANK OF AMERICA MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BANK OF AMERICA	$0.00	P$128,651,382

BBVA BANCOMER, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BBVA BANCOMER	$0.00	P$128,651,382

Total	Not to exceed $50,000,000

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Subject to the requirements set forth in Section 2.1(d) of the Credit Agreement, Borrower may agree with all Lenders to convert any or all of the unused Revolving Loan Commitment of such Lenders from Dollar Revolving Loan Commitments to Peso Revolving Loan Commitments (or Peso Revolving Loan Commitments to Dollar Revolving Loan Commitments) at the Peso Equivalent (or Dollar Equivalent, respectively).